Exhibit 99.(n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use by reference in this Securities Act of 1933 Registration Statement (No.333-197689) on Form N-2 of our report dated February 24, 2014, relating to the financial statements of StoneCastle Financial Corp. appearing in this Registration Statement.

We also consent to the reference to our Firm under the captions “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ Rothstein Kass
Roseland, New Jersey
September 17, 2014